 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): February 17, 2015
Brixmor Property Group Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland	001-36160	45-2433192
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
420 Lexington Avenue
New York, New York 10170
(Address of Principal Executive Offices) (Zip Code)
(212) 869-3000
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On February 17, 2015, Brixmor Property Group Inc. (the “Company”) announced that it has adopted a dividend reinvestment and direct stock purchase plan (the “Plan”). The Plan is designed to provide the Company’s existing stockholders and interested new investors with a method of purchasing the Company’s common stock and investing all or a percentage of their cash dividends in additional shares of common stock. On February 17, 2015, the Company filed with the Securities and Exchange Commission a prospectus supplement (the “Prospectus Supplement”) to the prospectus included in the Company’s existing shelf registration statement on Form S-3 (File No. 333-201464) relating to the Plan.
Attached as Exhibit 5.1 to this Current Report is a copy of the opinion of Venable LLP regarding certain Maryland law matters, including the validity of the common stock offered pursuant to the Prospectus Supplement. Attached as Exhibit 8.1 to this Current Report is a copy of the opinion of Simpson Thacher & Bartlett LLP regarding certain tax matters in connection with the Prospectus Supplement.
Item 9.01     Financial Statements and Exhibits
(d)     The following exhibit is attached to this Current Report on Form 8-K

5.1	Opinion of Venable LLP.

8.1	Opinion of Simpson Thacher & Bartlett LLP.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 17, 2015	BRIXMOR PROPERTY GROUP INC.

	By:	/s/Steven F. Siegel
	Name:	Steven F. Siegel
	Title:	Executive Vice President,
General Counsel & Secretary

EXHIBIT INDEX

Exhibit No.	Description
5.1	Opinion of Venable LLP.

8.1	Opinion of Simpson Thacher & Bartlett LLP.